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                                                                    Exhibit 11.2


                            MILLENNIUM CHEMICALS INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (Millions, except share and per share data)
                                   (unaudited)



                                                                                Year Ended
                                                                               December 31,
                                                                      --------------------------------
                                                                           2002             2001
                                                                      ---------------   --------------
                                                                        (Restated)*      (Restated)*
   Loss before cumulative effect of accounting change.............    $          (28)   $         (54)
   Cumulative effect of accounting change.........................              (305)              --
                                                                      --------------    -------------
   Net loss.......................................................    $         (333)   $         (54)
                                                                      ==============    =============

   Weighted average shares outstanding - basic and diluted........        63,587,561       63,564,497
   Basic and diluted loss per share:
      Before cumulative effect of accounting change...............    $        (0.44)   $       (0.85)
      From cumulative effect of accounting change.................             (4.80)              --
                                                                      --------------    -------------
      After cumulative effect of accounting change................    $        (5.24)   $       (0.85)
                                                                      ==============    =============

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   *  The Company's financial statements have been restated as disclosed in
      Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.